Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of Forward International Equity Fund, Forward Hoover Mini-Cap Fund, Forward Hoover Small Cap Equity Fund, Forward International Small Companies Fund, Forward Uniplan Real Estate Investment Fund, Forward Global Emerging Markets Fund, Forward Legato Fund, Sierra Club Equity Income Fund, Sierra Club Stock Fund, Forward Emerald Growth Fund, Forward Emerald Banking and Finance Fund, and Forward Emerald Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

April 27, 2006